EXHIBIT 5.1
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PRICEWATERHOUSECOOPERS  [GRAPHIC OMITTED]
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                                                PRICEWATERHOUSECOOPERS LLP
                                                CHARTERED ACCOUNTANTS
                                                111 5th Avenue SW, Suite 3100
                                                Calgary, Alberta
                                                Canada T2P 5L3
                                                Telephone +1 (403) 509 7500
                                                Facsimile +1 (403) 781 1825
                                                Direct Tel. (403) 509-7500
                                                Direct Fax (403) 781-1825



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the inclusion in the registration statement of EnCana Holdings Finance Corp. and EnCana Corporation on Form F-9 (the "Registration Statement") of our auditors' report and our comments by auditor for U.S. readers on Canada-U.S. reporting differences dated February 6, 2004, on the consolidated balance sheets of EnCana Corporation as at December 31, 2003 and 2002, and the consolidated statements of earnings, retained earnings and cash flows for each year in the three-year period ended December 31, 2003; and our auditors' report and our comments by auditor for U.S. readers on Canada-U.S. reporting differences dated February 8, 2002, on Alberta Energy Company Ltd.'s consolidated balance sheets as at December 31, 2001 and 2000 and the consolidated statements of earnings, retained earnings and cash flows for each year in the three-year period ended December 31, 2001.

We also consent to the references to us under the heading "Experts" and "Documents Filed as Part of the Registration Statement" in the Registration Statement.


signed ("PricewaterhouseCoopers LLP")

Chartered Accountants
Calgary, Alberta

March 18, 2004





PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.